UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHNAGE ACT OF 1934

Date of Report: May 17, 2013

Commission File Number: 001-35768

WASHINGTONFIRST BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

VIRGINIA	26-4480276
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
11921 Freedom Drive, Suite 250, Reston, Virginia 20190
(Address of principal executive offices) (Zip Code)

(703) 840-2410
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 17, 2013, Oliver T. Carr, III tendered his resignation, effective immediately, as a director of WashingtonFirst Bankshares, Inc. (the “Company”) and its wholly-owned subsidiary WashingtonFirst Bank (the “Bank”). Mr. Carr's decision to step down was not the result of any disagreement with the Company, the Company's management or the Board of Directors. Rather, Mr. Carr concluded that due to other professional demands he would not be able to devote sufficient time to the directorships. Mr. Carr was appointed to serve as a Group II director of the Bank and the Company following the acquisition of Alliance Bankshares Corporation in December 2012. Previously, Mr. Carr had served as a director of Alliance Bankshares Corporation since 2007.

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